EXHIBIT 10.2

THIRD MODIFICATION AGREEMENT

This Third Modification Agreement ("Agreement") is made as of January 29, 2014, by and among ESSEX PORTFOLIO, L.P., a California limited partnership ("Borrower"), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent ("Agent"), under the Loan Agreement described below, U.S. BANK NATIONAL ASSOCIATION, a national banking association, as a Lender ("U.S. Bank"), and each of the other Lenders set forth on the signature pages hereof (and together with any other bank that becomes a party to the Loan Agreement in the future, collectively, "Lenders").
Factual Background

A.            Under a Term Loan Agreement dated November 15, 2011 (as amended by the modification agreements referenced below, the "Loan Agreement"), certain of the Lenders originally agreed to make an unsecured term loan of up to $200,000,000 (with an additional $100,000,000 "accordion" feature) to Borrower (as amended as described below, the "Loan"), subject to the terms and conditions specified therein.

B.             Borrower, Agent, and Lenders subsequently executed that certain Modification Agreement dated as of July 30, 2012 (the "First Modification Agreement"), which, among other things, extended the term of a portion of the Loan, modified the interest rate payable under the Loan, and made additional Loan proceeds available under the Loan (so that the total available principal amount of the Loan was $350,000,000, with a $150,000,000 "accordion" feature), as more fully set forth therein).

C.             Borrower, Agent, and Lenders subsequently executed that certain Second Modification Agreement dated as of August 16, 2012 (the "Second Modification Agreement"), which, among other things, modified the negative pledge and limitations on affiliate indebtedness covenants in the Loan Agreement.

D.            Borrower's obligations under the Loan are currently evidenced by (i) an Amended and Restated Note dated July 30, 2012 made payable to U.S. Bank National Association in the stated principal amount of Fifty-Three Million Five Hundred Thousand Dollars ($53,500,000), (ii) an Amended and Restated Note dated July 30, 2012 made payable to Bank of the West in the stated principal amount of Twenty-Five Million Dollars ($25,000,000), (iii) an Amended and Restated Note dated July 30, 2012 made payable to Bank of Montreal in the stated principal amount of Thirty-Six Million Dollars ($36,000,000), (iv) an Amended and Restated Note dated July 30, 2012 made payable to PNC Bank National Association in the stated principal amount of Forty-Six Million Dollars ($46,000,000), (v) an Amended and Restated Note dated July 30, 2012 made payable to Comerica Bank in the stated principal amount of Ten Million Dollars ($10,000,000), (vi) an Amended and Restated Note dated July 30, 2012 made payable to Capital One, N.A. in the stated principal amount of Twenty Million Dollars ($20,000,000), (vii) a Note dated July 30, 2012 made payable to Citibank, N.A.  in the stated principal amount of Fifteen Million Dollars ($15,000,000), (viii) an Amended and Restated Note dated July 30, 2012 made payable to Union Bank, N.A. in the stated principal amount of Forty-Six Million Dollars ($46,000,000), (ix) an Amended and Restated Note dated July 30, 2012 made payable to KeyBank National Association in the stated principal amount of Twenty-Five Million Dollars ($25,000,000), (x) an Amended and Restated Note dated July 30, 2012  made payable to Wells Fargo Bank National Association in the stated principal amount of Forty-Eight Million Five Hundred Thousand Dollars ($48,500,000), and (xi) an Amended and Restated Note dated July 30, 2012 made payable to HSBC Bank USA, N.A. in the stated principal amount of Twenty-Five Million Dollars ($25,000,000) (collectively, the "Note").

E.             As of the date of this Agreement the principal balance outstanding under the Loan is $350,000,000.

F.             In connection with the Loan, Essex Property Trust, Inc., a Maryland corporation ("Guarantor"), executed in favor of Agent and Lenders that certain Payment Guaranty dated as of November 15, 2011 (the "Guaranty").

G.             Subject to the terms and conditions of this Agreement, Borrower, Agent and Lenders have agreed to modify the terms of the Loan to, among other things, modify the interest rate payable under the Loan and amend certain financial covenants, as more fully set forth herein.

H.            As used in this Agreement, the term "Loan Documents" means the Loan Agreement, the First Modification Agreement, the Second Modification Agreement, the Note, the Guaranty and the other "Loan Documents" described in the Loan Agreement, all as amended or modified hereby.  This Agreement shall also constitute a Loan Document.  Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.

Agreement

Therefore, Borrower, Agent and Lenders agree as follows:

1.              Recitals.  The recitals set forth above in the Factual Background are true, accurate and correct, and such recitals hereby are incorporated herein as an agreement of Borrower, Agent and Lenders.

2.              Reaffirmation of Obligations.  Borrower reaffirms all of its Obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Note or any other Loan Document.  Without limiting the foregoing, Borrower (a) reaffirms Agent's right, following the occurrence of any Event of Default, subject only to the terms and conditions of the Loan Agreement, to apply any and all payments made by Borrower or otherwise received by Agent or Lenders with respect to the Loan to the obligations owing by Borrower under the Loan Documents in such order and manner deemed appropriate by Agent in its sole discretion (subject only, as between Agent and Lenders, to the provisions of the Loan Agreement governing the application of payments as between Agent and Lenders), and (b) expressly waives all of its rights under applicable law or otherwise to direct Agent as to such application or to designate the portion of the obligations to be satisfied.

3.              Exiting Lender; Assignment and Assumption of Exiting Lender’s Commitment.  On the Effective Date, KeyBank National Association's (the "Exiting Lender") existing Commitment is being assigned to and assumed by other Lenders as indicated on Schedule 1.1 attached hereto (i.e., U.S. Bank National Association's Commitment is increasing by $7,000,000, from $53,500,000 to $60,500,000, Wells Fargo Bank, National Association's Commitment is increasing by $6,000,000, from $48,500,000 to $54,500,000, PNC Bank National Association's Commitment is increasing by $6,000,000, from $46,000,000 to $52,000,000, and Union Bank, N.A.'s Commitment is increasing by $6,000,000, from $46,000,000 to $52,000,000, each of the foregoing Lenders herein referred to as the “Assuming Lenders”).  Such assignment and assumption by the Assuming Lenders shall be automatically be effective on the Effective Date, and thereafter, Exiting Lender shall be released from its obligations under this Agreement and shall cease to be a party to the Loan Agreement but shall continue to be entitled to the benefits of Sections 3.1, 3.3, 3.4, and 10.4 with respect to facts and circumstances occurring prior to the effective date of such assignment.  The modified Commitments of the remaining existing Lenders following the Effective Date shall be as set forth in the new Schedule 1.1 attached to this Agreement, effective as of the Effective Date and such Commitments shall be evidenced by the existing Notes and amended and restated Notes in the amount of the applicable new Commitments as to the Assuming Lenders.  None of the new Notes are intended to, nor shall they be construed to, constitute a refinancing, repayment, accord or satisfaction, or novation of the Exiting Lender’s Note or any of the obligations contained therein.

4.              New Definitions.  The "Definitions" section of the Loan Agreement is hereby amended by adding the following definitions, in appropriate alphabetical order:

"Third Modification Agreement":  Means that certain Third Modification Agreement dated as of January 29, 2014 executed by and among Borrower, Administrative Agent and the Lenders.

"Modification Fee Letter":  Means that certain letter dated as of January 29, 2014 executed by and among Borrower and Administrative Agent.

5.              Existing Definitions.

(a)            The definition of "Applicable Committed Loan Margin" contained in the "Definitions" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Applicable Committed Loan Margin" means the Applicable LIBOR Committed Loan Margin or the Applicable Reference Rate Committed Loan Margin determined from the following pricing grid based on the current published or private ratings of Guarantor's senior unsecured long term debt, as provided below:

TIER	GUARANTOR'S SENIOR UNSECURED LONG TERM DEBT RATING	APPLICABLE LIBOR COMMITTED LOAN MARGIN	APPLICABLE REFERENCE RATE COMMITTED LOAN MARGIN
I	A- and/or A3 or better	1.00%	0%
II	BBB+ and/or Baal	1.05%	.05%
III	BBB and/or Baa2	1.20%	.20%
IV	BBB- and/or Baa3	1.55%	.55%
V	Less than BBB- and/or Baa3	2.00%	1.00%

Borrower shall provide to Administrative Agent written evidence of the current rating or ratings on Guarantor's senior unsecured long term debt by any of Moody's, S&P and/or Fitch, if such rating agency has provided to Guarantor a rating on such senior unsecured long term debt, which evidence shall be reasonably acceptable to Administrative Agent; provided, that, at a minimum, Guarantor must provide such a rating from either Moody's or S&P.  In the event that Guarantor has a rating on its senior unsecured long term debt provided by (a) both Moody's and S&P, (b) both Moody's and Fitch, (c) both S&P and Fitch, or (d) each of Moody's, S&P and Fitch, and there is a difference in rating between such rating agencies, the Applicable Committed Loan Margin shall be based on the higher rating.  Changes in the Applicable Committed Loan Margin shall become effective on the first day following the date on which any of Moody's, S&P or Fitch that has provided Guarantor a rating on Guarantor's senior unsecured long term debt changes such rating.  Borrower shall notify Administrative Agent of any such changes in Guarantor's senior unsecured long term debt pursuant to and in accordance with Section 6.4(i); provided, however, that any increase in the Applicable Committed Loan Margin that results from a change in the rating of Guarantor's senior unsecured long term debt shall become effective on the first day following the date on which the rating agency changes such rating, as provided in the immediately preceding sentence, whether or not Borrower has notified Administrative Agent of any such change.  On the Closing Date, the Applicable Committed Loan Margin shall be based on Tier III."

(a)            The definition of "Capitalization Rate" contained in the "Definitions" section of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Capitalization Rate” means 6.00% from the Effective Date (as defined in the Third Modification Agreement)."

6.              Further Modifications to the Loan Agreement.  The Loan Documents are hereby further amended as follows:

(a)             Section 6.10 (Certain Debt Limitations) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Certain Debt Limitations.  (a) The Outstanding Amount of all Loans shall not exceed the Availability at any time and (b) the amount of Secured Debt at the end of each calendar quarter shall not exceed 40% of the Gross Asset Value at such time."

(b)            Section 6.12 (Maximum Unsecured Debt Leverage Ratio) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

"Maximum Unsecured Debt Leverage Ratio.  The ratio determined at the end of each calendar quarter of (a) the Unencumbered Asset Value for the four consecutive calendar quarter period ending on such date divided by (b) the amount of Unsecured Debt for such four calendar quarter period shall not be less than 1.50:1.0."

(c)             Section 6.13 (Maximum Quarterly Dividends) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“During the continuance of any Event of Default, aggregate distributions shall not exceed the minimum amount that Guarantor must distribute to its shareholders in order to qualify as a real estate investment trust under the provisions of Internal Revenue Code Sections 856 and 857.”

(d)            The following new Section 7.17 is hereby added as follows:

“Section 7.17.  OFAC; FCPA.  None of (a) Borrower, any Subsidiary (as hereinafter defined) of Borrower or Guarantor and (b) each Person that, directly or indirectly, is in Control (as hereinafter defined) of a Person described in clause (a) above, is currently subject to any United States sanctions administered by the Office of Foreign Asset Control of the Department of Treasury of the United States (“OFAC”); and Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person currently subject to any United States sanctions administered by OFAC.  In addition, Borrower hereby agrees to provide to Administrative Agent and Lenders any additional information that Administrative Agent or any Lender deems reasonably necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.  For purposes of this Section 7.17, (i) “Subsidiary” shall mean, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests  are, as of such date, directly or indirectly owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent and (ii) “Control” shall mean the direct or indirect (x) ownership of, or power to vote, 51% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of a Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of a Person whether by ownership of equity interests, contract or otherwise.  To Borrower’s knowledge, no part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.”

(e)             Effective as of the Effective Date, Schedule 1.1 to the Loan Agreement is hereby deleted, and the new Schedule 1.1 attached to this Agreement is hereby substituted in place thereof, and the new Schedule 1.1 attached hereto shall, from and after the Effective Date, be the governing Schedule for the Commitments and the Pro Rata Shares of the Lenders under the Loan Agreement and with respect to the Loan.

(f)              In order to properly reflect and evidence the new Commitments and Pro Rata Shares of each of the Lenders under the Loan Agreement as modified by this Agreement, Borrower shall execute and deliver new Notes to each of the Assuming Lenders whose Commitments are changing as described herein in the amount of their new Commitments, substantially in the same form of Note as previously executed by Borrower in connection with the existing Loan Agreement, with such changes thereto as Agent shall reasonably require.  Following receipt of the new Notes, the superseded old Note for the Exiting Lender and the Notes being replaced for the applicable Lenders shall be marked "cancelled" and returned to the Borrower.

7.              No Other Modifications.  Except as expressly set forth in this Agreement, the Loan Documents shall be and remain unmodified and in full force and effect

8.              General Release.  As further inducement to Agent and Lenders to enter into this Agreement, Borrower and Guarantor hereby release Agent and Lenders as follows:

(a)            Borrower and Guarantor and their heirs, successors and assigns (collectively, the "Releasing Parties") do hereby release, acquit and forever discharge Agent and Lenders of and from any and all claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action, debts, sums of money, accounts, compensation, contracts, controversies, promises, damages, costs, losses and expenses of every type, kind, nature, description, or character, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, which in any way, have, prior to the Effective Date, arisen out of, are connected with or related to the Loan Documents, this Agreement or any earlier and/or other agreement or document referred to therein (collectively, the "Released Claims").

(b)            The agreement of the Releasing Parties, as set forth in the preceding subparagraph (a) shall inure to the benefit of the successors, assigns, insurers, administrators, agents, employees, and representatives of Agent and Lenders.

(c)            The Releasing Parties have read the foregoing release, fully understand the legal consequences thereof and have obtained the advice of counsel with respect thereto.  The Releasing Parties further warrant and represent that they are authorized to make the foregoing release.

(d)            Each Releasing Party acknowledges that the foregoing release shall extend to Released Claims which the Releasing Party does not know or suspect to exist in Releasing Party's favor at the time of executing this Agreement, regardless of whether such Released Claims, if known by such Releasing Party, would have materially affected such Releasing Party's decision to enter into this Agreement.  Each Releasing Party acknowledges that they are familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Each Releasing Party waives and relinquishes any right or benefit which it has or may have under Section 1542 of the Civil Code of the State of California and any similar provision of the statutory or non-statutory law of any other jurisdiction, to the full extent that it may lawfully waive all such rights and benefits.  In connection with such waiver and relinquishment, each Releasing Party acknowledges that it is aware that it or its attorneys or agents may hereafter discover facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Section 8 or the other parties hereto, but that each Releasing Party intends hereby fully, finally and forever to settle, waive and release all of the Released Claims, known or unknown, suspected or unsuspected, which now exist or may exist hereafter between Releasing Parties and Agent and Lenders in connection with the Loan, except as otherwise expressly provided in this Section 8.  This foregoing release shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.

(e)            Each Releasing Party warrants and represents that it is the sole and lawful owner of all right, title and interest in and to all of the respective Released Claims released hereby and that it has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person or entity any such claim or any portion thereof.

(f)             This release is not to be construed and does not constitute an admission of liability on the part of Agent or Lenders.  This release shall constitute an absolute bar to any Released Claim of any kind, whether such claim is based on contract, tort, warranty, mistake or any other theory, whether legal, statutory or equitable.  The Releasing Parties specifically agree that any attempt to assert a claim barred hereby shall subject each of them to the provisions of applicable law setting forth the remedies for the bringing of groundless, frivolous or baseless claims or causes of action.

__________	__________
Borrower's Initials	Guarantor's Initials

9.              Conditions Precedent.  Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied in a manner acceptable to Agent in the exercise of Agent's sole judgment (except as waived or reserved by Agent in writing):

(a)            Agent shall have received fully executed originals of this Agreement, the new Notes for each Lender (as specified in Section 6(e) above of this Agreement), the Modification Fee Letter and any other documents which Agent may reasonably require or request in accordance with this Agreement or the other Loan Documents (including, without limitation, pertaining to the Patriot Act).

(b)            Guarantor shall have executed and delivered to Agent the attached Consent of Guarantor.

(c)            Borrower shall have paid to Agent all fees set forth in the Modification Fee Letter.

(d)            Agent and Lenders shall have received reimbursement, in immediately available funds, of all reasonable actual, out-of-pocket costs and expenses incurred by Agent and Lenders in connection with the Loan or this Agreement, including the legal fees, charges and expenses of Agent's counsel (determined on the basis of such counsel's generally applicable rates, which may be higher than the rates such counsel charges Agent in certain matters).

(e)            Agent shall have received all documents evidencing the formation, organization and valid existence of the Borrower and Guarantor (to the extent such documents have been amended or modified since the original Closing Date) and the authorization for the execution, delivery, and performance of the Agreement.

(f)             No change shall have occurred in the financial condition of Borrower or Guarantor, which would have, in Agent's sole judgment, a material adverse effect on Borrower's or Guarantor's ability to repay the Loan or otherwise perform its obligations under the Loan Documents.

(g)            Exiting Lender shall have received the applicable payment from the Assuming Lenders necessary to pay Exiting Lender an amount equal to the outstanding balance of the Loan under the Exiting Lender’s Note as of the Effective Date.  Upon receipt of such amounts, the assignment and assumption of the Exiting Lender’s Note, in the pro rata portions indicated herein, shall immediately and automatically be effective.

(h)            Borrower's representations and warranties set forth in Section 10 below are  true and correct in all respects.

(i)             The conditions precedent shall have been satisfied prior to January 29, 2014  unless waived or reserved by Agent in writing.

(j)              Each of the Lenders shall have received credit approval from the appropriate credit committee or other authority within that Lender as to its Commitment and performance of its obligations under the Loan Agreement and other Loan Documents, as modified by this Agreement.

10.           Borrower's Representations and Warranties.  Borrower represents and warrants to Agent and Lenders as follows:

(a)            Loan Documents.  Except as previously disclosed to Agent in writing, all representations and warranties made and given by Borrower in the Loan Documents are true, accurate and correct in all material respects.  Borrower is in compliance with all covenants, terms and conditions in effect and as required under the Loan Documents (as modified by this Agreement).

(b)            No Default.  No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

(c)            Borrowing Entity.  Borrower is a limited partnership which is duly organized, validly existing and in good standing under the laws of the State of California and is duly qualified to conduct business, and is in good standing, in the State of California and, to the extent legally required,  in each other state in which it conducts business.  Except as previously disclosed in writing by Borrower to Agent, there have been no changes in the organization, composition, ownership structure or formation documents of Borrower since the Closing Date.  Borrower's execution and delivery of this Agreement and the continued performance by Borrower of its obligations under the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower and any other required parties.  This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

11.           Incorporation.  This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as modified pursuant to this Agreement.  For purposes of this Agreement, the "Effective Date" shall be the date that Agent notifies Borrower that all of the conditions precedent set forth in Section 9 hereof have been satisfied in a manner acceptable to Agent in the exercise of Agent's sole judgment, or waived or reserved by Agent in writing.

12.           No Prejudice; Reservation of Rights.  Except as expressly set forth herein, this Agreement shall not prejudice any rights or remedies of Agent or Lenders under the Loan Documents.  Agent and Lenders reserve, without limitation, all rights which it has against any endorser of the Note.

13.           No Impairment.  Except as specifically hereby amended, the Loan Documents shall each remain unaffected by this Agreement and all such documents shall remain in full force and effect.

14.           Integration.  The Loan Documents, including this Agreement: (a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument in effect as of the Effective Date, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

15.           Miscellaneous.  This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document.  If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of the Loan Documents.  This Agreement shall be governed by the laws of the State of California, without regard to the choice of law rules of that State.  As used here, the word "include(s)" means "includes(s), without limitation," and the word "including" means "including, but not limited to."

[Signatures on following page]

Borrower: ESSEX PORTFOLIO, L.P., a California limited partnership

By:	ESSEX PROPERTY TRUST, INC.,
a Maryland corporation, its general partner

	By:	/s/ Mark J. Mikl
Name: Mark J. Mikl
Title: Senior Vice President

925 East Meadow Drive
Palo Alto, CA 94303
Attn: Mark J. Mikl (facsimile: (650) 843-1514) Jordan E. Ritter (facsimile: (650) 858-1372) Michael T. Dance (facsimile: (650) 858-0139) Internet Website: www.essexpropertytrust.com

Agent:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Michael Diemer
Name: Michael Diemer
Title: Vice President

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Lenders:

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Michael Diemer
Name: Michael Diemer
Title: Vice President

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Kevin A. Stacker
Kevin A. Stacker
Vice President

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UNION BANK, N.A.,
as Lender

By:	/s/ Thomas E. Little
Thomas E. Little, Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as Lender

By:	/s/ Nicolas Zitelli
Nicolas Zitelli
Vice President

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BANK OF MONTREAL,
as Lender

By:	/s/ Gwendolyn Gatz
Gwendolyn Gatz,
Vice President

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BANK OF THE WEST,
as Lender

By:	/s/ Michael Pavao
Name: Michael Pavao
Title: Vice President

By:	/s/ Benjamin Arroyo
Name: Benjamin Arroyo
Title: Vice President

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HSBC BANK USA, N.A.,
as Lender

By:	/s/ Jack P. Kissane
Jack P. Kissane
Vice President

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CAPITAL ONE, N.A.,
as Lender

By:	/s/ Frederick H. Denecke
Frederick H. Denecke
Senior Vice President

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CITIBANK, N.A.,
as Lender

By:	/s/ John C. Rowland
John C. Rowland, Vice President

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COMERICA BANK,
a Texas banking association,
as Lender

By:	/s/ Sam F. Meehan
Sam F. Meehan, Vice President

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CONSENT OF GUARANTOR

The undersigned, having read and understood the foregoing Third Modification Agreement ("Agreement"), hereby (i) consents to all of the terms, conditions and provisions of the Agreement and the transactions contemplated by the Agreement, including, but not limited to, Sections 2 through 8, inclusive, thereof, (ii) agrees that the Agreement does not terminate any of the obligations of the undersigned to Agent and Lenders under the Guaranty, and (iii) reaffirms its obligations under the Guaranty in light of the Agreement (including, but not limited to, Sections 2 through 8, inclusive, thereof).  The undersigned, having reread the Guaranty and with advice of its own counsel, hereby reaffirm and restate all waivers, authorizations, agreements and understandings set forth in the Guaranty, as though set forth in full herein.  Capitalized terms used in this consent but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

Dated as of January 29, 2014.

"Guarantor" ESSEX PROPERTY TRUST, INC., a Maryland corporation

By:	/s/ Mark J. Mikl
Name:	Mark J. Mikl
Title:	Senior Vice President

CONSENT

SCHEDULE 1.1

LENDERS NAMES, COMMITMENTS AND PRO RATA SHARES

LENDER	TERM COMMITMENT	PRO RATA SHARE % *
US Bank National Association	$60,500,000
Wells Fargo Bank National Association	$54,500,000
PNC Bank, National Association	$52,000,000
Union Bank	$52,000,000
Bank of Montreal	$36,000,000
Bank of the West	$25,000,000
HSBCBank USA, N.A.	$25,000,000
Capital One, N.A.	$20,000,000
Citibank, N.A.	$15,000,000
Comerica Bank	$10,000,000
TOTAL	$350,000,000	100.00%

*  The Pro Rata Share Rata Percentage for a Lender shall be equal to the percentage obtained by dividing such Lender's Commitment by the total aggregate Commitment of all Lenders, as calculated by Administrative Agent.

SCHEDULE 1.1